                                                                    EXHIBIT 4(D)

         [FORM OF SUBORDINATED FLOATING RATE GLOBAL MEDIUM-TERM NOTE]

     THIS NOTE IS A DIRECT, UNCONDITIONAL AND UNSECURED OBLIGATION OF BANKBOSTON CORPORATION (THE "CORPORATION"), IS NOT A SAVINGS ACCOUNT, DEPOSIT OR OTHER OBLIGATION OF ANY BANK OR NONBANK SUBSIDIARY OF THE CORPORATION AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THE OBLIGATIONS OF BANKBOSTON CORPORATION EVIDENCED BY THIS NOTE ARE TO THE EXTENT AND IN THE MANNER SET FORTH HEREIN, SUBORDINATE TO BANKBOSTON CORPORATION'S OBLIGATIONS TO HOLDERS OF ITS SENIOR INDEBTEDNESS.

     THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE SENIOR INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (THE "DEPOSITARY"), OR ITS NOMINEE, AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

     BENEFICIAL INTERESTS IN THIS CERTIFICATE WILL BE SHOWN ON, AND TRANSFERS THEREOF WILL BE EFFECTED ONLY THROUGH, RECORDS MAINTAINED BY THE DEPOSITARY AND ITS PARTICIPANTS. BANKBOSTON, N.A. IN BOSTON, MASSACHUSETTS AND SECURITIES TRANSFER & REPORTING SERVICES, INC. IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK (COLLECTIVELY, THE "PAYING AGENTS") WILL ACT AS THE CORPORATION'S PAYING AGENTS WITH RESPECT TO THIS NOTE. THE CORPORATION MAY AT ANY TIME RESCIND THE DESIGNATION OF A PAYING AGENT, APPOINT A SUCCESSOR PAYING AGENT OR APPROVE A CHANGE IN THE OFFICE THROUGH WHICH ANY PAYING AGENT ACTS.

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE CORPORATION OR ITS AGENTS FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

REGISTERED                                             CUSIP No.__________                  PRINCIPAL AMOUNT
No. FLR______                                                                               _________


                            BANKBOSTON CORPORATION
                         SUBORDINATED MEDIUM-TERM NOTE
                                (Floating Rate)
INTEREST RATE BASIS                   ORIGINAL ISSUE DATE:                         STATED MATURITY DATE:
OR BASES:

IF LIBOR:                                        IF CMT RATE:
     [ ] LIBOR Reuters                              Designated CMT Telerate Page:
     [ ] LIBOR Telerate                             If Telerate Page 7052:
                                                    [ ] Weekly Average
                                                    [ ] Monthly Average
                                                    Designated CMT Maturity Index:

DESIGNATED LIBOR CURRENCY:

INDEX MATURITY:                       INITIAL INTEREST RATE:                       INTEREST PAYMENT PERIOD:

SPREAD (PLUS OR MINUS):               INITIAL INTEREST RESET DATE:                 INTEREST PAYMENT DATES:

SPREAD MULTIPLIER:                    INTEREST RATE RESET PERIOD:                  INTEREST RESET DATES:

MAXIMUM INTEREST RATE:                MINIMUM INTEREST RATE:                       INITIAL REDEMPTION DATE:

INITIAL REDEMPTION PERCENTAGE:        ANNUAL REDEMPTION PERCENTAGE REDUCTION:      OPTIONAL REPAYMENT DATE(S):

CALCULATION AGENT:

INTEREST CATEGORY:                                               DAY COUNT CONVENTION:
[ ] Regular Floating Rate Note                                   [ ] 30/360 for the period
[ ] Floating Rate/Fixed Rate                                             from                to              .
      Fixed Rate Commencement Date:                              [ ] Actual/360 for the period
      Fixed Interest Rate:                                               from                to              .
[ ] Inverse Floating Rate Note                                   [ ] Actual/Actual for the period
      Fixed Interest Rate:                                               from                to              .

SPECIFIED CURRENCY:                                  OPTION TO ELECT PAYMENT           AUTHORIZED DENOMINATION:
(if other than                                       IN SPECIFIC CURRENCY              [ ] $1,000 and integral
U.S. dollars)                                        (only applicable if                   multiples thereof
                                                     Specified Currency is             [ ] Other
                                                     other than U.S. dollars):
                                                     [ ]Yes   [ ]No

EXCHANGE RATE AGENT:

ADDENDUM ATTACHED:                                   DISCOUNT NOTE:
[ ]  Yes                                             [ ]  Yes
[ ]  No                                              [ ]  No
                                                     Issue Price:  %
DEFAULT RATE:

OTHER PROVISIONS:

     BANKBOSTON CORPORATION, a Massachusetts corporation ("Issuer" or the "Corporation," which terms include any successor corporation under the Subordinated Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal amount of _____________________, on the Stated Maturity Date specified above (except to the extent redeemed or repaid prior to the Stated Maturity Date), and to pay interest thereon, at a rate per annum equal to the Initial Interest Rate specified above until the Initial Interest Reset Date specified above and thereafter at a rate per annum determined in accordance with the provisions hereof and any Addendum relating hereto depending upon the Interest Rate Basis or Bases, if any, and such other terms specified above, until the principal hereof is paid or duly made available for payment, and (to the extent that the payment of such interest is legally enforceable) at the Default Rate per annum specified above on any overdue principal and premium, if any, and on any overdue installment of interest.

     The Corporation will pay interest monthly, quarterly, semi-annually, annually or such other period as specified above under "Interest Payment Period", on each Interest Payment Date specified above, commencing on the first Interest Payment Date specified above next succeeding the Original Issue Date specified above, and on the Stated Maturity Date or any Redemption Date or Optional Repayment Date (as defined below) (the date of each such Stated Maturity Date, Redemption Date and Optional Repayment Date and the date on which principal or an installment of principal is due and payable by declaration of acceleration pursuant to the Subordinated Indenture, being referred to hereinafter as a "Maturity" with respect to principal payable on such date); provided, however, that if the Original Issue Date falls between a Regular
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Record Date (as defined below) and the next succeeding Interest Payment Date, interest payments will commence on the Interest Payment Date immediately following the next succeeding Regular Record Date to the registered Holder on such next succeeding Regular Record Date; and provided, further, that if an
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Interest Payment Date (other than an Interest Payment Date at Maturity) would otherwise fall on a day that is not a Business Day (as defined below), such Interest Payment Date shall be postponed to the next succeeding day that is a Business Day, except that if an Interest Rate Basis is LIBOR, as indicated above, and such next Business Day falls in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding day that is a Business Day. Unless otherwise specified above, the "Regular Record Date" with respect to any Interest Payment Date shall be the date 15 calendar days (whether or not a Business Day) immediately preceding such Interest Payment Date. If the Maturity of this Note falls on a day which is not a Business Day, the payment of principal, premium, if any, and interest due at Maturity will be made on the next succeeding Business Day with the same force and effect as if made on such Maturity and no interest shall accrue on the amount so payable for the period from and after such Maturity. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Subordinated Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such Interest Payment Date. Any such interest which is payable, but not punctually paid or duly provided for on any Interest Payment Date (herein called "Defaulted Interest"), shall forthwith cease to be payable to the registered Holder on such Regular Record Date, and may be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Note not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Subordinated

Indenture. Interest payable at Maturity will be payable to the Person to whom the principal hereof shall be payable.

     Reference herein to "this Note", "hereof", "herein" and comparable terms shall include an Addendum hereto if an Addendum is specified above.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof and, if so specified on the face hereof, in an Addendum hereto, which further provisions shall for all purposes have the same force and effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Authenticating Agent, the manual signature of one of its authorized signatories, this Note shall not be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Corporation has caused this Note to be duly executed.

                                         BANKBOSTON CORPORATION



[SEAL]                                          By:  ___________________________
                                                     Name:
                                                     Title:


Attest:


By:  ____________________________
     Name:
     Title:



CERTIFICATE OF AUTHENTICATION
This Note is one of the Securities
referred to in the Subordinated Indenture referred to herein.


NORWEST BANK MINNESOTA,
NATIONAL ASSOCIATION



By:  BANKBOSTON, N.A., as
     Authenticating Agent



By:  ____________________________               Dated:____________________
     Name:
     Title:

                               [Reverse of Note]
                                  BankBoston
                               Medium-Term Note
                         (Subordinated Floating Rate)

     This Note is one of a duly authorized issue of Securities (hereinafter called the "Securities") of the Corporation designated as its Subordinated Medium-Term Notes (the "Notes"). The Notes are issued and to be issued under a Subordinated Indenture dated as of June 15, 1992 (as amended by the First Supplemental Indenture dated as of June 24, 1993 (the "First Supplemental Indenture," referred to collectively herein with the Subordinated Indenture as the "Subordinated Indenture")), between the Corporation and Norwest Bank Minnesota, National Association, as Trustee (the "Trustee" which term shall include any duly appointed successor trustee acting in such capacity), to which Subordinated Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Corporation, the Trustee and the Holders of the Securities and the terms upon which the Securities are, and are to be, authenticated and delivered. Copies of the Subordinated Indenture are on file and available for inspection at the offices of the Trustee located at 6th Street and Marquette Avenue, Minneapolis, Minnesota 55479 or at such other place or places the Trustee shall designate by notice to the person in whose name this Note is registered (the "Holder") on the Security Register (as defined below). The terms of individual Notes may vary with respect to interest rates or interest rate formulas, issue dates, maturity, redemption, repayment, currency of payment and otherwise.

     The Notes are issuable only in registered form without coupons in the Authorized Denominations specified on the face hereof. As provided in the Subordinated Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes denominated as authorized, as requested by the Holder surrendering the same.

     PAYMENT OF PRINCIPAL OF THIS NOTE MAY BE ACCELERATED ONLY IN CERTAIN EVENTS INVOLVING THE BANKRUPTCY OF THE CORPORATION OR THE RECEIVERSHIP OF BANKBOSTON, N.A. THERE IS NO RIGHT OF ACCELERATION IN THE CASE OF A DEFAULT IN THE PAYMENT OF PRINCIPAL OR INTEREST ON THIS NOTE OR ANY DEFAULT IN THE PERFORMANCE OF ANY OTHER COVENANT OR AGREEMENT IN THIS NOTE OR IN THE SUBORDINATED INDENTURE.

     The Corporation, for itself, its successors and assigns, covenants and agrees, and each Holder of this Note likewise covenants and agrees by his, her or its acceptance hereof, (A) that the obligation of the Corporation to make any payment on account of the principal of and interest on each and all of the Securities shall be subordinate and junior in right of payment to the Corporation's obligations to the holders of Senior Indebtedness of the Corporation (other than Additional Senior Obligations) and under the circumstances described in clause (B)(ii) of this sentence, to the holders of Additional Senior Obligations, to the extent provided herein, and (B) that in the case of any bankruptcy, insolvency, receivership, conservatorship, reorganization, readjustment of debt, marshalling of assets and liabilities or similar proceedings or any liquidation or winding-up of or relating to the Corporation as a whole, whether voluntary or involuntary (i) all obligations of the Corporation to the holders of Senior Indebtedness of the Corporation (other than Additional Senior Obligations) shall be entitled to be paid in full before any payment shall be made on account of the principal (including principal to be paid by delivery of Capital Securities) of, or premium, if any, or interest, if any, on the Securities or on any Indebtedness Ranking on a Parity with the Securities and (ii) after payment in full of all sums owing with respect to Senior Indebtedness of the Corporation (other than Additional Senior Obligations), the holders of the Securities, together with the holders of any Indebtedness Ranking on a Parity with the Securities, shall be entitled, ratably, to be paid from the remaining assets of the Corporation the amounts at the time due and owing on account of unpaid principal of, premium, if any, and interest on the Securities and on any Indebtedness Ranking on a Parity with the Securities before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any capital stock or any Indebtedness Ranking Junior to the Securities, provided, however, that if, after giving
                                  --------  -------
effect to the operation of clause (B)(i) above, (x) any amount of cash, property or securities remains available for payment or distribution in respect of the Securities (such cash, property or securities constituting "Excess Proceeds") and (y) creditors in respect of Additional Senior Obligations have not received payment in full of amounts due or to become due thereon or payment of such amounts has not been duly provided for, then such Excess Proceeds shall first be applied, ratably if and to the extent provided with respect to any other subordinated indebtedness of the Corporation, to pay or provide for the payment in full of all such Additional Senior Obligations before any payment shall be made on account of the principal of or interest on the Securities.

     In addition, in the event of any proceeding described in clause (B) above, if any payment or distribution of assets of the Corporation of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Corporation being subordinated to the payment of the Securities, shall be received by the Trustee or the Holders of the Securities before all Senior Indebtedness of the Corporation is paid in full, such payment or distribution shall be held in trust for the benefit of and shall be paid over to the holders of such Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued for application to the payment first, of all such Senior Indebtedness of the Corporation (other than Additional Senior Obligations) remaining unpaid and second, of all Senior Indebtedness of the Corporation constituting Additional Senior Obligations until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

     The subordination provisions of the foregoing paragraphs shall not be applicable to amounts at the time due and owing on the securities of any series on account of the unpaid principal of (or premium, if any) or interest, if any, on the securities of any series for the payment of which funds have been deposited in trust with the Trustee or any Paying Agent or have been set aside by the Corporation in trust in accordance with the provisions of the Subordinated Indenture; nor shall such provisions impair any rights, interests, remedies or powers of any secured creditor of the Corporation in respect of any security the creation of which is not prohibited by the provisions of the Subordinated Indenture.

     In addition, in the event and during the continuation of any default in the payment of principal of, or premium, if any, or interest on, any Senior Indebtedness of the Corporation (other than Additional Senior Obligations) beyond any applicable period of grace, or in the event that any event of default with respect to any Senior Indebtedness of the Corporation (other than Additional Senior Obligations) shall have occurred and be continuing, or would occur as a result of the payment referred to hereinafter, permitting the holders of such Senior Indebtedness (or trustee on behalf of the holders thereof) to accelerate the maturity thereof, then, unless and until such default or event of default shall have been cured or waived or shall have ceased to exist, no payment of principal of or interest on the Securities, or in respect of any redemption, exchange, retirement, purchase or other acquisition of any of the Securities, shall be made by the Corporation.

     The securing of any Indebtedness Ranking on a Parity with the Securities or Indebtedness Ranking Junior to the Securities shall not be deemed to prevent such obligations from constituting Indebtedness Ranking on a Parity with the Securities or Indebtedness Ranking Junior to the Securities.

     Each Holder of this Note, by the acceptance hereof, agrees to be bound by the terms and conditions set forth in this Note and in the Subordinated Indenture, including, without limitation, Article XIII thereof.

     Unless otherwise specified herein, payments of principal of and premium, if any, and interest on this Note are payable by the Corporation in the Specified Currency specified on the face hereof (or, if such Specified Currency is not at the time of such payment legal tender for the payment of public and private debts, in such other coin or currency of the country which issued such Specified Currency as at the time of such payment is legal tender for the payment of such debts). If the Specified Currency specified on the face hereof is other than United States dollars, any such amounts paid by the Corporation will be converted by the Exchange Rate Agent specified on the face hereof into United States dollars for payment to the Holder of this Note.

     If the Specified Currency on the face hereof is other than United States dollars, any United States dollar amount to be received by the Holder of this Note will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of whom may be the Exchange Rate Agent) selected by the Exchange Rate Agent and approved by the Corporation for the purchase by the quoting dealer of the Specified Currency for United States dollars for settlement on such payment date in the aggregate amount of the Specified Currency payable to all Holders of Foreign Currency Notes denominated in a currency other than United States dollars scheduled to receive United States dollar payments and at which the applicable dealer commits to execute a contract. All currency exchange costs will be borne by the Holder of this Note by deductions from such payments. If three such bid quotations are not available, payments on this Note will be made in the Specified Currency.

     The Holder of this Note may elect to receive payment of the principal of and premium, if any, and/or interest on this Note in the Specified Currency specified on the face hereof by submitting a written request for such payment to the Trustee at its principal corporate trust office in Minneapolis, Minnesota on or prior to the applicable Record Date or at least fifteen calendar days prior to the Maturity, as the case may be. Such written request may be mailed or hand delivered or sent by cable, telex or other form of facsimile transmission. The Holder of this Note may elect to receive payment in the applicable Specified Currency for all such principal, premium, if any, and interest payments and need not file a separate election for each payment. Such election will remain in effect until revoked by written notice to the Trustee, but written notice of any such revocation must be received by the Trustee on or prior to the applicable Record Date or at least fifteen calendar days prior to the Maturity, as the case may be.

     If the Holder of this Note shall have duly made an election to receive payments of principal, premium, if any, or interest in the Specified Currency specified on the face hereof and the applicable Specified Currency is not available due to the imposition of exchange controls or other circumstances beyond the control of the Corporation, the Corporation shall be entitled to satisfy its obligations to the Holder hereof by making such payment in United States dollars on the basis of the Market Exchange Rate on the second Business Day prior to such payment or, if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate or as otherwise provided herein. The "Market Exchange Rate" for a Specified Currency other than United States dollars means the noon dollar buying rate in The City of New York for cable transfer for such Specified Currency as certified for customs purposes by (or if not so certified, as otherwise determined by) the Federal Reserve Bank of New York. Any payment made under such circumstances in United States dollars where the required payment is in a Specified Currency other than United States dollars will not constitute an Event of Default under the Subordinated Indenture with respect to this Note.

     If the Holder of this Note shall have duly made an election to receive payments of principal, premium, if any, or interest hereon in the Specified Currency specified on the face hereof and such Specified Currency is a currency unit that is unavailable due to the imposition of exchange controls or other circumstances beyond the Corporation's control, then the Corporation shall be entitled, but not required, to make any payments in respect of this Note in United States dollars until such currency unit is again available. The amount of each payment in United States dollars shall be computed on the basis of the equivalent of the currency unit in United States dollars, which shall be determined by the Exchange Rate Agent on the following basis. The component currencies of the currency unit for this purpose (collectively, the "Component Currencies" and each, a "Component Currency") shall be the currency amounts that were components of the currency unit as of the last day on which the currency unit was used. The equivalent of the currency unit in United States dollars shall be calculated by aggregating the United States dollar equivalents of the Component Currencies. The United States dollar equivalent of each of the Component Currencies shall be determined by the Exchange Rate Agent on the basis of the most recently available Market Exchange Rate for each such Component Currency.

     If the official unit of any Component Currency is altered by way of combination or subdivision, the number of units of the currency as a Component Currency shall be divided or multiplied in the same proportion. If two or more Component Currencies are consolidated into a single currency, the amounts of those currencies as Component Currencies shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated Component Currencies expressed in such single currency. If any Component Currency is divided into two or more currencies, the amount of the original

Component Currency shall be replaced by the amounts of such two or more currencies, the sum of which shall be equal to the amount of the original Component Currency.

     All determinations referred to above made by the Exchange Rate Agent shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the Holder hereof.

     Except as otherwise provided in the Subordinated Indenture and as set forth below, the Notes will be represented by one or more global securities, registered in the name of the Depositary or its nominee and ownership of the Notes shall be maintained in book-entry form by the Depositary for the accounts of participating organizations of the Depositary. This Note is exchangeable for definitive Notes in registered form to persons other than the Depositary or its nominee only if (a) the Depositary notifies the Corporation in writing that it is no longer willing or able to continue as a depositary for the Notes or if the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor depositary is not appointed by the Corporation within ninety days after the effective date of the Depositary's ceasing to act as depositary for the Notes, (b) the Corporation, at its option, notifies the Trustee in writing that it elects to cause the issuance of Notes in definitive form, or (c) any event shall have happened and be continuing which, after notice or lapse of time, or both, would constitute an Event of Default with respect to the Notes. In the event of such occurrences, upon the surrender by the Depositary or a successor depositary of this Note the Corporation will execute, and the Trustee will, upon the execution of the then standard form of the Trustee's agreement for certificated securities and upon receipt of instructions in writing from the Corporation, authenticate and deliver securities of like tenor and terms in definitive form to each person that the Depositary or a successor depositary identifies as the beneficial owner of an interest in this Note in an aggregate principal amount equal to the principal amount of Notes represented by this Note then outstanding in exchange for this Note. Any such certificated security will be issued in fully registered form, without coupons, in an Authorized Denomination specified on the face hereof. Such certificated security may not subsequently be exchanged by a Holder for Notes in denominations of less than the minimum Authorized Denomination specified on the face hereof.

     This Note is not subject to any sinking fund or to the defeasance or covenant defeasance provisions of the Subordinated Indenture and, unless otherwise provided above in accordance with the provisions of the following paragraphs, is not redeemable or repayable prior to the Stated Maturity Date.

     If so provided above, this Note may be redeemed by the Corporation on any date on and after the Initial Redemption Date, if any, specified above. If no Initial Redemption Date is set forth above, this Note may not be redeemed prior to the Stated Maturity Date. On and after the Initial Redemption Date, if any, this Note may be redeemed at any time in whole or from time to time in part in increments of $1,000 (or, if the Specified Currency indicated on the face hereof is other than United States dollars, the minimum Authorized Denomination specified on the face hereof) at the option of the Corporation at the applicable Redemption Price (as defined below), together with unpaid interest, if any, accrued hereon at the applicable rate payable to the date of redemption (each such date, a "Redemption Date"), on written notice given not more than 60 nor less than 30 calendar days prior to the Redemption Date. In the event of redemption of this Note in part only, a new Note for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof. Whenever less than all the Notes at any time outstanding are to be redeemed, the terms of the Notes to be so redeemed shall be selected by the Corporation. In the event of redemption of this Note in part only, a new Note for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof.

     Unless otherwise specified above, the "Redemption Price" shall initially be the Initial Redemption Percentage, specified above, of the principal amount of this Note to be redeemed and, if greater than 100%, shall decline at each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction, if any, specified above, of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.

     This Note may be subject to repayment at the option of the Holder on the Optional Repayment Date(s), if any, indicated above. If no Optional Repayment Date(s) are set forth above, this Note is not subject to repayment at the option of the Holder hereof prior to the Stated Maturity Date. On any Optional Repayment Date, this Note shall be repayable in whole or in part in increments of $1,000 (or, if the Specified Currency indicated on the face hereof is other than United States dollars, in the minimum Authorized Denomination specified on the face hereof) at the option of the Holder hereof at a repayment price equal to the sum of (i) 100% of the unpaid principal amount to be repaid plus (ii) accrued interest, if any, hereon at the applicable rate payable to the relevant Optional Repayment Date. For this Note to be repaid in whole or in part at the option of the Holder hereof, this Note must be received, with the form entitled "Option to Elect Repayment" below duly completed, by one of the Paying Agents at its office, or such address which the Corporation shall from time to time notify the Holders of the Notes, not more than 60 nor less than 30 days prior to the relevant Optional Repayment Date. Exercise of such repayment option by the Holder hereof shall be irrevocable. In the event of repayment of this Note in part only, a new Note for the unrepaid portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof.

     While this Note is held by or on behalf of the Depositary, and registered in the name of the Depositary or the Depositary's nominee, the option for repayment may be exercised by the applicable participant that has an account with the Depositary, on behalf of the beneficial owners of this Note, by delivering a written notice substantially similar to the above mentioned form to one of the Paying Agents at its office (or such other address of which the Corporation shall from time to time notify the Holders), not more than 60 nor less than 30 days prior to the date of repayment. Notices of elections from participants on behalf of beneficial owners of this Note to exercise their option to have the interests of such beneficial owners in this Note repaid must be received by one of the Paying Agents not later than 5:00 P.M., New York City time, on the last day for giving such notice. In order to ensure that a notice is received by one of the Paying Agents on a particular day, the beneficial owner of this Note must so direct the applicable participant before such participant's deadline for accepting instructions for that day. Different firms may have different deadlines for accepting instructions from their customers. Accordingly, beneficial owners of this Note should consult the participants through which they own their interest herein for the respective deadlines for such participants. All notices shall be executed by a duly authorized officer of such participant (with signature guaranteed) and shall be irrevocable. In addition, beneficial owners of this Note shall effect delivery at the time such notices of election are given to the Depositary by causing the applicable participant to transfer such beneficial owner's interest in this Note, on the Depositary's records, to the Trustee.

     The interest rate borne by this Note shall be determined as follows:

          1. If this Note is designated as a Regular Floating Rate Note on the face hereof or if no designation is made for Interest Calculation on the face hereof, then, except as described below or in an Addendum hereto, this Note shall bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases shown on the face hereof (i) plus or minus the applicable Spread, if any, and/or (ii) multiplied by the applicable Spread Multiplier, if any, specified and applied in the manner described on the face hereof. Commencing on the Initial Interest Reset Date, the rate at which interest on this Note is payable shall be reset as of each Interest Reset Date specified on the face hereof; provided,
                                                               --------
     however, that the interest rate in effect for the period from the Original
     -------

          2. If this Note is designated as a Floating Rate/Fixed Rate Note on the face hereof, then, except as described below or in an Addendum hereto, this Note shall bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases shown on the face hereof (i) plus or minus the applicable Spread, if any, and/or (ii) multiplied by the applicable Spread Multiplier, if any, specified and applied in the manner described on the face hereof. Commencing on the Initial Interest Reset Date, the rate at which interest on this Note is payable shall be reset as of each Interest Reset Date specified on the face hereof; provided,
                                                               --------
     however, that (i) the interest rate in effect for the period from the
     -------
     Original Issue Date to the Initial Interest Reset Date shall be the Initial Interest Rate; and (ii) the interest rate in effect for the period commencing on, and including, the Fixed Rate Commencement Date to the Maturity shall be the Fixed Interest Rate, if such a rate is specified on the face hereof, or if no such Fixed Interest Rate is so specified, the interest rate in effect hereon on the Business Day immediately preceding the Fixed Rate Commencement Date.

          3. If this Note is designated as an Inverse Floating Rate Note on the face hereof, then, except as described below or in an Addendum hereto, this Note shall bear interest equal to the Fixed Interest Rate indicated on the face hereof minus the rate determined by reference to the applicable Interest Rate Basis or Bases shown on the face hereof (i) plus or minus the applicable Spread, if any, and/or (ii) multiplied by the applicable Spread Multiplier, if any, specified and applied in the manner described on the face hereof; provided, however, that, unless otherwise specified on the
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     face hereof, the interest rate hereon will not be less than zero percent. Commencing on the Initial Interest Reset Date, the rate at which interest on this Note is payable shall be reset as of each Interest Reset Date specified on the face hereof; provided, however, that the interest rate in
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     effect for the period from the Original Issue Date to the Initial Interest Reset Date shall be the Initial Interest Rate.

     Notwithstanding the foregoing, if this Note is designated on the face hereof as having an Addendum attached, this Note shall bear interest in accordance with the terms described in such Addendum.

     Except as provided above, the interest rate in effect on each day shall be
(a) if such day is an Interest Reset Date, the interest rate determined as of the Interest Determination Date (as defined below) immediately preceding such Interest Reset Date or (b) if such day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding the next preceding Interest Reset Date. Each Interest Rate Basis shall be the rate determined in accordance with the applicable provision below. If any Interest Reset Date (which term includes the term Initial Interest Reset Date unless the context otherwise requires) would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding day that is a Business Day, except that if an Interest Rate Basis specified on the face hereof is LIBOR and such next Business Day falls in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day.

     Unless otherwise specified on the face hereof, interest payable on this Note on any Interest Payment Date shall be the amount of interest accrued from and including the next preceding Interest Payment Date in respect of which interest has been paid (or from and including the Original Issue Date specified on the face hereof, if no interest has been paid), to but excluding the related Interest Payment Date or Maturity, as the case may be.

     Unless otherwise specified on the face hereof, accrued interest hereon shall be an amount calculated by multiplying the face amount hereof by an accrued interest factor. Such accrued interest factor shall be computed by adding the interest factor calculated for each day in the period for which accrued interest is being calculated. Unless otherwise specified on the face hereof, the interest factor for each such day shall be computed on the basis of a 360-day year of twelve 30-day months if the Day Count Convention specified on the face hereof is "30/360" for the period specified thereunder, or by dividing the interest rate applicable to such day by 360 if the Day Count Convention specified on the face hereof is "Actual/360" for the period specified thereunder or by the actual number of days in the year if the Day Count Convention specified on the face hereof is "Actual/Actual" for the period specified thereunder. If interest on this Note is to be calculated with reference to two or more Interest Rate Bases as specified on the face hereof, the interest factor will be calculated in each period in the same manner as if only one of the applicable Interest Rate Bases applied.

     Unless otherwise specified on the face hereof, the "Interest Determination Date" with respect to the CMT Rate, the Commercial Paper Rate, the Federal Funds Rate and the Prime Rate will be the second Business Day immediately preceding each Interest Reset Date; the "Interest Determination Date" with respect to LIBOR shall be the second London Business Day (as defined below) immediately preceding each Interest Reset Date; and the "Interest Determination Date" with respect to the Treasury Rate will be the day in the week in which the related Interest Reset Date falls on which day Treasury bills (as defined below) are normally auctioned (Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following

Tuesday, except that such auction may be held on the preceding Friday); provided, however, that if an auction is held on the Friday of the week
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preceding the related Interest Reset Date, the Interest Determination Date shall be such preceding Friday; and provided, further, that if an auction shall fall
                              --------  -------
on any Interest Reset Date, then the Interest Reset Date shall instead be the first Business Day following such auction. If the interest rate of this Note is determined with reference to two or more Interest Rate Bases as specified on the face hereof, the Interest Determination Date pertaining to this Note will be the most recent Business Day which is at least two Business Days prior to the related Interest Reset Date on which each Interest Rate Basis is determinable. Each Interest Rate Basis shall be determined on such date, and the applicable interest rate shall take effect on the related Interest Reset Date.

     Unless otherwise specified on the face hereof, the "Calculation Date" pertaining to any Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day and (ii) the Business Day immediately preceding the applicable Interest Payment Date or Maturity, as the case may be. All calculations on this Note shall be made by the Calculation Agent specified on the face hereof or such successor thereto as is duly appointed by the Corporation. The determination of any interest rate by the Calculation Agent shall be final and binding absent manifest error.

     All percentages resulting from any calculation on this Note will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or 0.09876545) would be rounded to 9.87655% (or 0.0987655) and
9.876544% (or 0.09876544) would be rounded to 9.87654% (or 0.0987654)), and all
U.S. dollar amounts used in or resulting from such calculation will be rounded to the nearest cent or, in the case of a Specified Currency other than U.S. dollars, to the nearest unit (with one-half cent or unit being rounded upward).

     As used herein, "Business Day" means, unless otherwise specified above, any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York or Boston, Massachusetts; provided, however, that, if the Holder hereof shall have duly made an election
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to receive payments of principal of and premium, if any, and/or interest on this
Note in the Specified Currency specified on the face hereof, such day is also not a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center (as defined below) of the country issuing such Specified Currency unless the Specified Currency is euro, in which case such day is also not a day on which the Trans-European Automated Real-Time Gross Settlement Express Target (TARGET) System is closed; provided, further, that, if LIBOR is an applicable Interest
                  --------  -------
Rate Basis, such day is also a London Business Day. "London Business Day" means any day on which commercial banks are open for business, including dealings in the Designated LIBOR Currency (as hereinafter defined), in London. "Principal Financial Center" means (i) the capital city of the country issuing the Specified Currency, or (ii) the capital city of the country to which the Designated LIBOR Currency relates, as applicable, except, in the case of (i) or
(ii) above, that with respect to U.S. dollars, Australian dollars, Canadian dollars, Deutsche marks, Dutch guilders, Portuguese escudos, South African rand and Swiss francs, the "Principal Financial Center" shall be The City of New

York, Sydney and (solely in the case of the Specified Currency) Melbourne, Toronto, Frankfurt, Amsterdam, London (solely in the case of the Designated LIBOR Currency), Johannesburg and Zurich, respectively.

     Determination of CMT Rate.  If an Interest Rate Basis for this Note is the
     -------------------------
CMT Rate, as indicated on the face hereof, the CMT Rate shall be determined as of the applicable Interest Determination Date (a "CMT Rate Interest Determination Date"), as the rate displayed on the Designated CMT Telerate Page (as defined below) under the caption "...Treasury Constant Maturities...Federal Reserve Board Release H.15...Mondays Approximately 3:45 P.M.," under the column for the Designated CMT Maturity Index (as defined below) for (i) if the Designated CMT Telerate Page is 7051, the rate on such CMT Rate Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the weekly, or the monthly average as indicated on the face hereof, for the week or the month, as applicable, ended immediately preceding the week or the month in which the related CMT Rate Interest Determination Date falls. If such rate is no longer displayed on the relevant page, or if not displayed by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index as published by the Board of Governors of the Federal Reserve System in the relevant weekly statistical release designated as such, or any successor publication ("H.15(519)"). If such rate is no longer published, or if not published by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the CMT Rate Interest Determination Date with respect to such Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in H.15(519). If such information is not provided by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for the CMT Rate Interest Determination Date shall be calculated by the Calculation Agent and shall be a yield to maturity, based on the arithmetic mean of the secondary market offered rates as of approximately 3:30 P.M., New York City time, on the CMT Rate Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers (each, a "Reference Dealer") in The City of New York selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent cannot obtain three such Treasury Note quotations, the CMT Rate for such CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offered rates as of approximately 3:30 P.M., New York City time, on the CMT Rate Interest Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100 million. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offered rates obtained and neither the highest nor the lowest of such quotes will be eliminated; provided,
                                                                      --------
however, that if fewer than three Reference Dealers selected by the Calculation
-------
Agent are quoting as described herein, the CMT Rate will be the CMT Rate in effect on such CMT Rate Interest Determination Date. If two Treasury Notes with an original maturity of approximately the Designated CMT Maturity Index have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury Note with the shorter remaining term to maturity will be used.

     "Designated CMT Telerate Page" means the display on Bridge Telerate, Inc. (or any successor service) on the page specified on the face hereof (or any other page as may replace such page on that service) for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no such page is specified on the face hereof, the Designated CMT Telerate Page shall be 7052.

     "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities (either 1, 2, 3, 5, 7, 10, 20 or 30 years specified on the face hereof with respect to which the CMT Rate will be calculated. If no such maturity is specified on the face hereof, the Designated CMT Maturity Index shall be 2 years.

     Determination of Commercial Paper Rate.  If an Interest Rate Basis for this
     --------------------------------------
Note is the Commercial Paper Rate, as indicated on the face hereof, the Commercial Paper Rate shall be determined as of the applicable Interest Determination Date (a "Commercial Paper Rate Interest Determination Date"), as the Money Market Yield (as defined below) on such date of the rate for commercial paper having the Index Maturity specified on the face hereof as published in H.15(519) under the caption "Commercial Paper--Nonfinancial" or, if not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such Commercial Paper Rate Interest Determination Date for commercial paper having the Index Maturity specified on the face hereof as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "Commercial Paper-- Nonfinancial". In the event that such rate is not published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the related Calculation Date, then the Commercial Paper Rate on such Commercial Paper Rate Interest Determination Date shall be calculated by the Calculation Agent and shall be the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., New York City time, on such Commercial Paper Rate Interest Determination Date of three leading dealers of U.S. dollar commercial paper in The City of New York selected by the Calculation Agent for commercial paper having the Index Maturity specified on the face hereof placed for industrial issuers whose bond rating is "Aa," or the equivalent, from a nationally recognized statistical rating organization; provided, however, that if any of the dealers selected as aforesaid by the
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Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Rate determined as of such Commercial Paper Rate Interest Determination Date shall be the rate in effect on such Commercial Paper Rate Interest Determination Date.

     "Money Market Yield" shall be a yield (expressed as a percentage) calculated in accordance with the following formula:


                                          D X 360
                    Money Market Yield = --------------- X 100
                                          360 - (D X M)


where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal and "M" refers to the actual number of days in the applicable Interest Reset Period.

     Determination of Federal Funds Rate.  If an Interest Rate Basis for this
     -----------------------------------
Note is the Federal Funds Rate, as indicated on the face hereof, the Federal Funds Rate shall be determined as of the applicable Interest Determination Date (a "Federal Funds Rate Interest Determination Date"), as the rate on such date for United States dollar federal funds as published in H.15(519) under the caption "Federal Funds (Effective)" on Telerate Page 120, or if such rate does not appear on Telerate Page 120 or, if not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such Federal Funds Rate Interest Determination Date for U.S. dollar federal funds as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "Federal Funds/Effective Rate." If by 3:00 P.M., New York City time, on the related Calculation Date such rate does not appear on Telerate Page 120 or is not published in H.15(519), H.15 Daily Update or another recognized electronic source, then the Federal Funds Rate on such Federal Funds Rate Interest Determination Date shall be calculated by the Calculation Agent and shall be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged prior to 9:00 A.M., New York City time, on such Federal Funds Rate Interest Determination Date by three leading brokers of federal funds transactions in The City of New York selected by the Calculation Agent; provided, however, that if any of the
                                        --------  -------
brokers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Rate Interest Determination Date shall be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date.

     "Telerate Page 120" means the display on Bridge Telerate, Inc. (or any successor service) on page 120 (or such other page as may replace the 120 page on that service).

     Determination of LIBOR.  If an Interest Rate Basis for this Note is LIBOR,
     ----------------------
as indicated on the face hereof, LIBOR shall be determined by the Calculation Agent as of the applicable Interest Determination Date (a "LIBOR Interest Determination Date") in accordance with the following provisions:

     (i) (a) "LIBOR Reuters" is specified on the face hereof, the arithmetic mean of the offered rates (unless the Designated LIBOR Page by its terms provides only for a single rate, in which case such single rate shall be used) for deposits in the Designated LIBOR Currency having the Index Maturity, commencing on the applicable Interest Reset Date, that appear

(or, if only a single rate is required as aforesaid, appears) on the Designated LIBOR Page as of 11:00 A.M., London time, on such LIBOR Interest Determination Date, or (b) "LIBOR Telerate" is specified on the face hereof, or if neither "LIBOR Reuters" nor "LIBOR Telerate" is specified on the face hereof as the method for calculating LIBOR, the rate for deposits in the Designated LIBOR Currency having the Index Maturity, commencing on such Interest Reset Date, that appears on the Designated LIBOR Page as of 11:00 A.M., London time, on such LIBOR Interest Determination Date. If fewer than two such offered rates so appear, or if no such rate so appears, as applicable, LIBOR on such LIBOR Interest Determination Date shall be determined in accordance with the provisions described in clause (ii) below.

     (ii) With respect to a LIBOR Interest Determination Date on which fewer than two offered rates appear, or no rate appears, as the case may be, on the Designated LIBOR Page as specified in clause (i) above, the Calculation Agent shall request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in the Designated LIBOR Currency for the period of the Index Maturity, commencing on the applicable Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in the Designated LIBOR Currency in such market at such time. If at least two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., in the applicable Principal Financial Center, on such LIBOR Interest Determination Date by three major banks in such Principal Financial Center selected by the Calculation Agent for loans in the Designated LIBOR Currency to leading European banks, having the Index Maturity and in a principal amount that is representative for a single transaction in the Designated LIBOR Currency in such market at such time; provided, however, that if the banks so selected by the
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Calculation Agent are not quoting as mentioned in this sentence, LIBOR determined as of such LIBOR Interest Determination Date shall be LIBOR in effect on such LIBOR Interest Determination Date.

     "Designated LIBOR Currency" means the currency specified on the face hereof as to which LIBOR shall be calculated or, if no such currency is specified on the face hereof, United States dollars.

     "Designated LIBOR Page" means (a) if "LIBOR Reuters" is specified on the face hereof, the display on the Reuter Monitor Money Rates Service (or any successor service) on the page specified on the face hereof (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for the Designated LIBOR Currency, or (b) if "LIBOR Telerate" is specified on the face hereof or neither "LIBOR Reuters" nor "LIBOR Telerate" is specified on the face hereof as the method for calculating LIBOR, the display Bridge Telerate Inc. (or any successor service) on the page specified on the face hereof (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for the Designated LIBOR Currency.

     Determination of Prime Rate.  If an Interest Rate Basis for this Note is
     ---------------------------
the Prime Rate, as indicated on the face hereof, the Prime Rate shall be determined as of the applicable Interest Determination Date (a "Prime Rate Interest Determination Date") as the rate on such date as such rate is published in H.15(519) under the caption "Bank Prime Loan". If such rate is not published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such Prime Rate Interest Determination Date as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "Bank Prime Loan." If such rate is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the related Calculation Date, then the Prime Rate shall be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME1 Page (as defined below) as such bank's prime rate or base lending rate as of 11:00 A.M., New York City time, on such Prime Rate Interest Determination Date. If fewer than four such rates appear on the Reuters Screen USPRIME1 Page for such Prime Rate Interest Determination Date, then the Prime Rate shall be the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date by three major banks in The City of New York selected by the Calculation Agent. If the banks selected as aforesaid are not quoting as mentioned above, the Prime Rate determined as of such Prime Rate Interest Determination Date shall be the Prime Rate in effect on such Prime Rate Interest Determination Date.

     "Reuters Screen USPRIME1 Page" means the display on the Reuter Monitor Money Rates Service (or any successor service) on the "USPRIME1" page (or such other page as may replace the USPRIME1 page on such service) for the purpose of displaying prime rates or base lending rates of major United States banks.

     Determination of Treasury Rate.  If an Interest Rate Basis for this Note is
     ------------------------------
the Treasury Rate, as specified on the face hereof, the Treasury Rate shall be determined as of the applicable Interest Determination Date (a "Treasury Rate Interest Determination Date") as the rate from the auction held on such Treasury Rate Interest Determination Date (the "Auction") of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified on the face hereof, as such rate is published under the caption "AVGE INVEST YIELD" on Telerate Page 56 or Telerate Page 57 or, if not published by 3:00 P.M., New York City time, on the related Calculation Date, the auction average rate of such Treasury Bills (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the Auction of Treasury Bills having the Index Maturity specified on the face hereof are not published by 3:00 P.M., New York City time, on such Calculation Date, or if no such Auction is held, then the Treasury Rate shall be the rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on such Treasury Rate Interest Determination Date of Treasury Bills having the Index Maturity specified on the face hereof as published in H.15(519) under the caption "U.S. Government Securities/Treasury Bills/Secondary Market" or, if not yet published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such Treasury Rate Interest Determination Date of such Treasury Bills as published in
H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "U.S. Government Securities/Treasury Bills/Secondary Market." If such rate is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source, then the Treasury Rate will be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Treasury Rate Interest Determination Date, of three primary United States government securities dealers selected by the Calculation Agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified on the face hereof; provided, however, that if any of the dealers
                              --------  -------
selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate determined as of such Treasury Rate Interest Determination Date shall be the Treasury Rate in effect on such Treasury Rate Interest Determination Date.

     "Telerate Page 56" means the display on Bridge Telerate, Inc. (or any successor service) on page 56 (or such other page as may replace the 56 page on that service).

     "Telerate Page 57" means the display on Bridge Telerate, Inc. (or any successor service) on page 57 (or such other page as may replace the 57 page on that service).

     Any provision contained herein, including the determination of an Interest Rate Basis, the specification of an Interest Rate Basis, calculation of the interest rate applicable to this Note, its Interest Payment Dates or any other matter relating hereto may be modified as specified in an Addendum relating hereto if so specified on the face hereof.

     Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified on the face hereof. In addition to any Maximum Interest Rate applicable hereto pursuant to the above provisions, the interest rate on this Note will in no event be higher than the maximum rate permitted by Massachusetts law, as the same may be modified by United States law of general application. The Calculation Agent shall calculate the interest rate hereon in accordance with the foregoing on or before each Calculation Date. Unless otherwise specified on the face hereof, BankBoston, N.A. will be the Calculation Agent. The determination of any interest rate by the Calculation Agent shall be final and binding absent manifest error.

     At the request of the Holder hereof, the Calculation Agent shall provide to the Holder hereof the interest rate hereon then in effect and, if determined, the interest rate which shall become effective as of the next Interest Reset Date.

     If an Event of Default (as defined in the Subordinated Indenture) with respect to the Notes shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Subordinated Indenture.

     If this Note is specified on the face hereof as a Discount Note, the amount payable to the Holder of this Note in the event of redemption, repayment or acceleration of maturity of this Note will be equal to the sum of (1) the Issue Price specified on the face hereof

(increased by any accruals of the Discount, as defined below) and, in the event of any redemption of this Note (if applicable), multiplied by the Initial Redemption Percentage (as adjusted by the Annual Redemption Percentage Reduction, if applicable) and (2) any unpaid interest accrued thereon to the Redemption Date, Repayment Date or date of acceleration of maturity, as the case may be. The difference between the Issue Price and 100% of the principal amount of this Note is referred to herein as the "Discount."

     For purposes of determining the amount of Discount that has accrued as of any Redemption Date, Repayment Date or date of acceleration of maturity of this Note, such Discount will be accrued so as to cause an assumed yield on the Note to be constant. The assumed constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the Initial Period (as defined below), corresponds to the shortest period between Interest Payment Dates (with ratable accruals within a compounding period), a constant coupon rate equal to the initial interest rate applicable to this Note and an assumption that the maturity of this Note will not be accelerated. If the period from the Original Issue Date to the initial Interest Payment Date (the "Initial Period") is shorter than the compounding period for this Note, a proportionate amount of the yield for an entire compounding period will be accrued. If the Initial Period is longer than the compounding period, then such period will be divided into a regular compounding period and a short period, with the short period being treated as provided in the preceding sentence.

     The Subordinated Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Corporation and the rights of the Holders of the Securities of each series to be affected under the Subordinated Indenture at any time by the Corporation and the Trustee with the consent of the Holders of 66 2/3% in aggregate principal amount of the Securities at the time Outstanding, as defined in the Subordinated Indenture, of each series affected thereby. The Subordinated Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Outstanding Securities of each series at the time, on behalf of the Holders of all Securities of each series, to waive compliance with certain provisions of the Subordinated Indenture and certain past defaults under the Subordinated Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

     No reference herein to the Subordinated Indenture and no provision of this Note or of the Subordinated Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of and interest on this Note at the time, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Subordinated Indenture and subject to certain limitations therein set forth, this registered Note may be presented for transfer (duly endorsed or accompanied by a written instrument of transfer, if so required by the Corporation or the Security Registrar) or exchanged for other Notes of the same series at the office of Securities Transfer

& Reporting Services, Inc. in The City of New York or the principal office of BankBoston, N.A. in The City of Boston.

     No service charge shall be made for any registration of transfer or exchange, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Note for registration of transfer, the Corporation or the Trustee and any agent of the Corporation or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Corporation, the Trustee nor any such agent shall be affected by notice to the contrary.

     This Note and the Subordinated Indenture shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

     All terms used in this Note which are defined in the Subordinated Indenture shall have the meanings assigned to them in the Subordinated Indenture.

                           OPTION TO ELECT REPAYMENT

     The undersigned hereby irrevocably request(s) and instruct(s) the Corporation to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to the principal amount hereof together with interest to the repayment date, to the undersigned, at___________________________________
________________________________________________________________________________
(Please print or typewrite name and address of the undersigned)

     For this Note to be repaid, one of the Paying Agents must receive at its office, or at such other place or places of which the Corporation shall from time to time notify the Holder of this Note, not more than 60 nor less than 30 days prior to an Optional Repayment Date, if any, shown above, this Note with this "Option to Elect Repayment" form duly completed.

     If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which shall be increments of $1,000) (or, if the Specified Currency indicated on the face hereof is other than United States dollars, in the minimum Authorized Denomination specified on the face hereof) which the Holder elects to have repaid and specify the denomination or denominations (which shall be an Authorized Denomination) of the Notes to be issued to the Holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid).


$_____________________________
                                       NOTICE: The signature on this Option to
                                       Elect Repayment must correspond with the
Date__________________________         name as written upon the face of this
                                       Note in every particular, without
                                       alteration or enlargement or any change
                                       whatever.

                           ASSIGNMENT/TRANSFER FORM
                           ------------------------

     FOR VALUE RECEIVED the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto (insert Social Security or Taxpayer Identification No.)_____________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)
________________________________________________________________________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing __________________________ attorney to transfer said Note on the books of the Corporation with full power of substitution in the premises.

Dated:  _______________         ________________________________________________

     NOTICE: The signature of the registered Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

                                 ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

          TEN COM--as tenants in common

          UNIF GIFT MIN ACT-- ................Custodian........................
                                    (Cust)                    (Minor)

                                    Under Uniform Gifts to Minors Act

                                    ............................................
                                                      (State)

          TEN ENT--as tenants by the entireties
          JT TEN--as joint tenants with right of survivorship and not as tenants in common

     Additional abbreviations may also be used though not in the above list.